As filed with the Securities and Exchange Commission on November 12, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RUM GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	85-1087461
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

444 Gulf of Mexico Dr

Longboat Key, FL 34228
(941) 210-0196

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chris Pavlovski
Chief Executive Officer and Chairman
RUM Group Inc.
444 Gulf of Mexico Dr

Longboat Key, FL 34228
(941) 210-0196

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Russell L. Leaf Sean M. Ewen John R. Ablan Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 (212) 728-8000	Maurice F. Edelson RUM Group Inc. 444 Gulf of Mexico Dr Longboat Key, FL 34228 (941) 210-0196

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Replacement Registration Statement

RUM Group Inc. (the “Company,” “Rumble,” the “Registrant,” “we,” “our” or “us”) now qualifies as a “well-known seasoned issuer” (WKSI) as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). As a WKSI, the Company is filing this registration statement in the ordinary course to supersede and replace its existing “universal shelf” registration statement on Form S-3 (File No. 333-282731) (the “Prior Registration Statement”), originally filed in October 2024, prior to its scheduled expiration date. This replacement “universal shelf” registration statement is being filed as an automatically effective, WKSI shelf.

PROSPECTUS

RUM GROUP INC.

Class A Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Subscription Rights

Units

From time to time, we may offer shares of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”), shares of our preferred stock, par value $0.0001 per share (“Preferred Stock”), depositary shares, debt securities, warrants to purchase our Class A Common Stock, Preferred Stock, depositary shares or debt securities, subscription rights to purchase our Class A Common Stock, Preferred Stock, depositary shares or debt securities, and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus.

You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference into this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.

In addition, the selling stockholders to be named in a prospectus supplement may from time to time offer or sell one or more of the securities registered herein. To the extent that any selling stockholder resells any securities, the selling stockholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling stockholder and the amount and terms of the securities being offered.

Our Class A Common Stock and public warrants are traded on The Nasdaq Global Market (“Nasdaq”) under the symbols “RUM” and “RUMBW”, respectively. On November 11, 2026, the last reported sales price of our Class A Common Stock was $5.96 per share and the last reported sales price of our public warrants was $1.07 per warrant. None of the other securities we or the selling stockholders may offer are currently traded on any securities exchange. The applicable prospectus supplement and any related free writing prospectus will contain information, where applicable, as to any other listing on Nasdaq or any securities market or exchange of the securities covered by the prospectus supplement and any related free writing prospectus.

Class A Common Stock, Preferred Stock, depositary shares, debt securities, warrants, subscription rights and/or units may be sold by us or the selling stockholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters, dealers or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, and the net proceeds to us or the selling stockholders will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we or the selling stockholders may receive from such sale will also be set forth in a prospectus supplement. We will not receive any proceeds from the sale of securities by the selling stockholders.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 2 of this prospectus before investing in our securities.

The date of this prospectus is November 12, 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing the “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under this shelf registration process, we, or the selling stockholders to be named in a prospectus supplement may from time to time offer to sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we or the selling stockholders offer a type or series of such securities, we or the selling stockholders will provide a prospectus supplement that will contain more specific information about the terms of such offering. Any prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. You should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Information by Reference” before investing in any of our securities.

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. Neither we nor the selling stockholders nor any of our or their respective affiliates, nor any agent, underwriter or dealer has authorized anyone to give you any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We, the selling stockholders and any agent, underwriter or dealer take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. If different information is given or different representations are made, you may not rely on that information or those representations as having been authorized by us or the selling stockholders or any of our or their respective affiliates. You may not imply from the delivery of this prospectus and any applicable prospectus supplement, nor from a sale made under this prospectus and any applicable prospectus supplement, that our affairs are unchanged since the date of this prospectus and any applicable prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or any sale of a security. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information” and “Incorporation of Information by Reference.”

This document contains or incorporates by reference documents containing references to trademarks, service marks and trade names owned by us or belonging to other entities. Solely for convenience, trademarks, service marks and trade names referred to in this document may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we or the applicable licensor will not assert, to the fullest extent under applicable law, our or its rights to these trademarks, service marks and trade names. We do not intend our use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of it by, any other companies. All trademarks, service marks and trade names included in this document are the property of their respective owners.

Unless the context indicates otherwise, references in this prospectus to “Rumble,” the “Company,” “we,” “us,” “our” and similar terms refer to RUM Group Inc. and its consolidated subsidiaries.

In this prospectus, we refer to our Class A Common Stock, Preferred Stock, depositary shares, debt securities, warrants, subscription rights and units being offered, collectively, as “securities.”

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RUM Group Inc.

RUM Group Inc. is a holding company that operates an online video platform and a cloud and AI infrastructure business. The Company’s video platform enables creators to manage, distribute, and monetize their content by connecting them with brands, publishers, and directly to their subscribers and followers. The Company’s cloud and AI infrastructure business provides compute, data center capacity, and related blockchain infrastructure services.

Our principal executive offices are located at 444 Gulf of Mexico Drive, Longboat Key, Florida 34228, and our telephone number is (941) 210-0196. Our corporate website address is corp.rumble.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Our Class A Common Stock and public warrants are traded on Nasdaq under the symbols “RUM” and “RUMBW”, respectively.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference into the prospectus supplement or appearing or incorporated by reference into this prospectus. You should also consider carefully the risks and uncertainties discussed under the section entitled “Risk Factors” contained in, or incorporated by reference into, our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and the risk factors related to Northern Data (as defined below) and its business and the combined business of the Company and Northern Data described under the section entitled “Risk Factors” contained in the Form S-4 (as defined below), and any amendments thereto reflected in our subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein. See “Where You Can Find More Information” and “Incorporation of Information by Reference.” The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, political, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading prices of our securities to decline, resulting in a loss of all or part of your investment. See “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. These statements are based on the beliefs and assumptions of our management. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot provide assurance that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Investors should read statements that contain these words carefully because they discuss future expectations, contain projections of future results of operations or financial condition; or state other “forward-looking” information. Forward-looking statements are based on information available as of the date of this prospectus and may involve significant judgments and assumptions, known and unknown risks and uncertainties and other factors, many of which are outside our control. There may be events in the future that management is not able to predict accurately or over which we have no control. We do not undertake any obligation to update or otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable laws. The risk factors and cautionary language contained in this prospectus provide examples of risks, uncertainties, and events that may cause actual results to differ materially from the expectations described in such forward-looking statements, including, among other things:

●	risks relating to our recent business combination (the “ND Business Combination”) with Northern Data AG (“Northern Data”), including with respect to our ability to successfully integrate the operations of the Company and Northern Data and achieve the anticipated strategic and financial benefits of the transaction;

●	our performance under our recently announced commercial agreement with an unaffiliated U.S.-based third-party cloud customer related to our Maysville, GA site will require substantial capital investment to build and develop the data center facilities, and our inability to obtain sufficient financing on acceptable terms could materially and adversely affect our business, financial condition and results of operations;

●	our development and construction of new data center facilities (including our Maysville, GA site) involve significant risks, including increasing political and regulatory scrutiny of data centers (including at the state, local and municipal levels), increasing public and community opposition to data center development and exposure to a highly evolving regulatory landscape, which could delay, increase the cost of, or prevent the completion of our planned projects, including under our existing customer agreements, and subject us to potential legal liabilities;

●	our substantial indebtedness following the ND Business Combination, and additional indebtedness we expect to incur in connection with our AI infrastructure and data center business, could adversely affect our financial condition and limit our operational flexibility;

●	our ability to grow and manage future growth profitably over time, maintain relationships with customers, compete within our industry and retain key employees;

●	the possibility that we may be adversely impacted by economic, business, and/or competitive factors;

●	our limited operating history, including with respect to our cloud and AI infrastructure business, makes it difficult to evaluate our business and prospects;

●	operating costs, customer loss or business disruption being greater than expected following the ND Business Combination;

●	the effects of the ND Business Combination, including the combined company’s future financial position, operating results and strategy;

●	risks that the growth strategy of the combined business, including our customer agreements, may require a significant amount of debt financing, which may not be available on favorable terms, if at all, and risks relating to the ability of the combined business to service such debt obligations;

●	we may fail to maintain adequate operational and financial resources or raise additional capital or generate sufficient cash flows;

●	risks related to disruption of management time from ongoing business operations of each of the Company and Northern Data due to the ND Business Combination;

●	unanticipated litigation, claims or assessments, as well as the outcome or impact of any current or pending litigation, claims or assessments;

●	potential security violations to the combined company’s, the Company’s and Northern Data’s information technology systems, any of which could be enhanced or facilitated by artificial intelligence;

●	changes in legislation or governmental regulations affecting the combined company, the Company or Northern Data, including our data center projects, and international, national or local economic, social or political conditions or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws that could adversely affect the combined company, the Company, Northern Data or their respective clients;

●	with respect to our video business, we may not grow or maintain our active user base, and may not be able to achieve or maintain profitability;

●	with respect to our video business, risks relating to our ability to attract new advertisers, or the potential loss of existing advertisers or the reduction of or failure by existing advertisers to maintain or increase their advertising budgets;

●	our cloud business may not achieve the intended results, which could adversely affect our financial condition and results of operations;

●	negative media campaigns may adversely impact our financial performance, results of operations, and relationships with our business partners, including content creators and advertisers;

●	spam activities, including inauthentic and fraudulent user activity, if undetected, may contribute, from time to time, to some amount of overstatement of our performance indicators;

●	the operation of our non-custodial crypto wallet exposes us to significant regulatory, operational, security, and market risks that could adversely affect our business, financial condition, results of operations, and reputation;

●	we collect, store, and process large amounts of user video content and personal information of our users and subscribers. If our security measures are breached, our sites and applications may be perceived as not being secure, traffic and advertisers may curtail or stop viewing our content or using our services, our business and operating results could be harmed, and we could face governmental investigations and legal claims from users and subscribers;

●	we may fail to comply with applicable privacy laws, subjecting us to liability and damages;

●	our cloud services business operates in a highly regulated environment, subject to a complex and rapidly evolving array of domestic and international laws, regulations, and industry standards governing data privacy, cybersecurity, data localization, cross-border data transfers, and emerging technologies such as artificial intelligence;

●	we are subject to cybersecurity risks and interruptions or failures in our information technology systems, any of which could be enhanced or facilitated by artificial intelligence, and as we grow and gain recognition, we will likely need to expend additional resources to enhance our protection from such risks. Notwithstanding our efforts, a cyber incident could occur and result in information theft, data corruption, operational disruption and/or financial loss;

●	we may be found to have infringed on the intellectual property of others, which could expose us to substantial losses or restrict our operations;

●	we may face liability for hosting a variety of tortious or unlawful materials uploaded by third parties, notwithstanding the liability protections of Section 230 of the Communications Decency Act of 1996;

●	user-generated content could affect the quality of our services and deter existing or potential users from using our platforms, and we may face negative publicity for removing, or declining to remove, certain content, regardless of whether such content violates any law;

●	paid endorsements by our content creators may expose us to regulatory risk, liability, and compliance costs, and, as a result, may adversely affect our business, financial condition and results of operations;

●	our traffic growth, engagement, and monetization depend upon effective operation within and compatibility with operating systems, networks, devices, web browsers and standards, including mobile operating systems, networks, and standards that we do not control;

●	our video business depends on continued and unimpeded access to our content and services on the internet. If we or those who engage with our content experience disruptions in internet service, or if internet service providers are able to block, degrade or charge for access to our content and services, we could incur additional expenses and the loss of traffic and advertisers;

●	we face significant market competition, and if we are unable to compete effectively with our competitors for traffic and advertising spend, our business and operating results could be harmed;

●	we rely on data from third parties to calculate certain of our performance metrics. Real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business;

●	changes to our existing content and services could fail to attract traffic and advertisers or fail to generate revenue;

●	failure to attract new advertisers, the loss of existing advertisers, or the reduction of or failure by existing advertisers to maintain or increase their advertising budgets would adversely affect our business;

●	we depend on third-party vendors, including internet service providers, advertising networks, and data centers, to provide core services;

●	hosting and delivery costs may increase unexpectedly;

●	we have offered and intend to continue to offer incentives, including economic incentives, to content creators to join our platform, and these arrangements may involve fixed payment obligations that are not contingent on actual revenue or performance metrics generated by the applicable content creator but rather are based on our modeled financial projections for that creator, which if not satisfied may adversely impact our financial performance, results of operations and liquidity;

●	we may be unable to develop or maintain effective internal controls;

●	changes in tax rates, changes in tax treatment of companies engaged in e-commerce, the adoption of new tax legislation, or exposure to additional tax liabilities may adversely impact our financial results;

●	compliance obligations imposed by new privacy laws, laws regulating online video sharing platforms, other online platforms, and online speech in certain jurisdictions in which we operate, or industry practices may adversely affect our business; and

●	other risks and uncertainties indicated in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in each case, including those described under the sections entitled “Risk Factors” therein, as applicable, and in other filings that we have made or will make with the SEC, including the risk factors related to Northern Data and its business and the combined business of the Company and Northern Data described under the section entitled “Risk Factors” in our registration statement on Form S-4 (File No. 333-295008) (the “Form S-4”), filed with the SEC on April 13, 2026 and declared effective on April 14, 2026, in connection with the ND Business Combination.

The foregoing list of risks is not exhaustive. Other sections of this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may include additional factors that could harm our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, the events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should refer to the “Risk Factors” section of this prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements.

You should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus and the documents incorporated by reference herein and therein and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may access, free of charge, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and the Form S-4, and any amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after each such report is electronically filed with, or furnished to, the SEC.

Information about us is also available on our corporate website at corp.rumble.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus and any prospectus supplement information that we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information either contained in, or incorporated by reference into, this prospectus, and will be considered part of this prospectus from the date those documents are filed. The information incorporated by reference is an important part of this prospectus.

We incorporate by reference in this prospectus the documents listed below that have been previously filed with the SEC as well as any filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act from the initial filing of the registration statement of which this prospectus forms a part until the termination or completion of the offering of the securities described in this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 5, 2026;

●	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2026 (but only with respect to information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025);

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 14, 2026 and August 10, 2026, respectively;

●	our Current Reports on Form 8-K filed with the SEC on March 27, 2026 (but only Item 5.02 thereof), June 15, 2026, June 17, 2026 (as amended on August 28, 2026), June 18, 2026, August 24, 2026, August 26, 2026, August 28, 2026, September 10, 2026 and October 2, 2026;

●	the description of our Class A Common Stock contained in our registration statement on Form 8-A (File No. 001-40079), filed with the SEC under Section 12(b) of the Exchange Act on February 17, 2021, as updated by Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including any amendment or report filed for the purpose of updating such description;

●	the risk factors related to Northern Data and its business and the combined business of the Company and Northern Data described under the section entitled “Risk Factors” contained in the Form S-4;

●	the audited consolidated financial statements of Northern Data as of and for the years ended December 31, 2025 and 2024, and the related notes thereto, included in the Form S-4; and

●	all reports and other documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the initial registration statement, of which this prospectus forms a part, and prior to the effectiveness of the registration statement.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus or any prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that have been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to RUM Group Inc., 444 Gulf of Mexico Drive, Longboat Key, Florida 34228, telephone (941) 210-0196. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to obtain copies of materials that we file with the SEC.

Any statement contained in this prospectus, or in a document, all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes. General corporate purposes may include working capital, capital expenditures, research and development costs, potential strategic acquisitions and other general corporate purposes. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities. Unless we state otherwise in the applicable prospectus supplement, pending the application of net proceeds, we expect to invest a portion of the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit, or direct or guaranteed obligations of the U.S. government. Our management will have broad discretion in the application of the net proceeds we receive from the sale of the securities offered hereby, and investors will be relying on the judgment of our management regarding the application of the net proceeds. We will not receive any proceeds from any sale of our securities by any selling stockholder.

SELLING STOCKHOLDERS

Information regarding the identities of any selling stockholders, any material relationships the selling stockholders have had within the past three years with the Company, the beneficial ownership of our common stock by the selling stockholders, the number of securities to be offered by the selling stockholders and the percentage to be owned by the selling stockholders after completion of the applicable offering will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell our securities covered by this prospectus to one or more underwriters for public offering and sale by them and may also sell our securities to investors directly or through agents. We or the selling stockholders will name any underwriter or agent involved in the offer and sale of our securities in the applicable prospectus supplement. We and the selling stockholders have reserved the right to sell or exchange our securities directly to investors on behalf of us or the selling stockholders in jurisdictions where we or the selling stockholders are authorized to do so. We or the selling stockholders may distribute our securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We or the selling stockholders may directly solicit offers to purchase our securities being offered by this prospectus. We or the selling stockholders may also designate agents to solicit offers to purchase our securities from time to time. We or the selling stockholders will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best-efforts basis, and a dealer will purchase our securities as a principal for resale at varying prices to be determined by the dealer.

If we or the selling stockholders utilize an underwriter in the sale of our securities under this prospectus, we or the selling stockholders will execute an underwriting agreement with the underwriter at the time of sale and we or the selling stockholders will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of our securities to the public. In connection with the sale of our securities, we, the selling stockholders, or the purchasers of our securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell our securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We or the selling stockholders will provide in the applicable prospectus supplement any compensation we or the selling stockholders will pay to the underwriters, dealers, or agents in connection with the offering of our securities, and any discounts, concessions or commissions allowed by the underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of our securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of our securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer shall be fair and reasonable. We or the selling stockholders may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We or the selling stockholders may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities in connection with the distribution.

The securities we or the selling stockholders offer under this prospectus may or may not be listed on Nasdaq or any other securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We or the selling stockholders may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we or the selling stockholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, may use securities pledged by or borrowed from us, the selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use our securities received from us or the selling stockholders in settlement of those derivatives to close out any related open borrowings of securities. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, we or the selling stockholders may otherwise loan or pledge our securities to a financial institution or other third party that in turn may sell our securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:

●	the terms of the offer;

●	the names of any underwriters, including any managing underwriters, as well as any dealers or agents;

●	the purchase price of the securities from us or the selling stockholders;

●	the net proceeds to us or the selling stockholders from the sale of the securities;

●	any delayed delivery arrangements;

●	any options under which underwriters, if any, may purchase additional securities from us or the selling stockholders;

●	any underwriting discounts, commissions or other items constituting underwriters’ compensation, and any commissions paid to agents;

●	in a subscription rights offering, whether we or the selling stockholders have engaged dealer-managers to facilitate the offering or subscription, including their name or names and compensation;

●	any public offering price; and

●	other facts material to the transaction.

We will bear all or substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The selling stockholders may also sell shares of our Class A Common Stock under any available exemption from the registration requirements of the Securities Act, including but not limited to Rule 144 under the Securities Act, rather than under this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following summary of certain provisions of our securities does not purport to be complete and is subject to the Certificate of Incorporation (as defined below), the Bylaws (as defined below) and the provisions of applicable law. Copies of the Certificate of Incorporation (and its amendments) are attached as Exhibits 3.1, 3.2, 3.3 and 3.4, and a copy of the Bylaws is attached as Exhibit 3.5, to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” and “Incorporation of Information by Reference.”

General

Our authorized capital stock consists of (i) 1,400,000,000 shares of Class A Common Stock, (ii) 170,000,000 shares of Class C common stock, par value $0.0001 per share (“Class C Common Stock”), (iii) 110,000,000 shares of Class D common stock, par value $0.0001 per share (“Class D Common Stock” and, together with our Class A Common Stock and Class C Common Stock, the “Common Stock”), and (iv) 20,000,000 shares of Preferred Stock. As of November 6, 2026, there were 276,490,561 shares of Class A Common Stock, 123,690,477 shares of Class C Common Stock and 95,791,120 shares of Class D Common Stock issued and outstanding, and no shares of Preferred Stock were issued and outstanding. The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our Second Amended and Restated Certificate of Incorporation, as amended (as it may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Certificate of Incorporation”), and the Amended and Restated Bylaws of Rumble (as they may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Bylaws”), which are filed as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of the Delaware General Corporation Law (as amended, the “DGCL”).

The Certificate of Incorporation provides that the number of authorized shares of any of our Preferred Stock, Class A Common Stock, Class C Common Stock or Class D Common Stock may be increased or decreased (but not below the number of shares of such class or series then outstanding or issuable upon the exchange of other classes of our capital stock or other securities that are exchangeable for or convertible into shares of any such class or series of our capital stock) by the affirmative vote of the holders of a majority in voting power of our capital stock entitled to vote thereon.

The following table sets forth a summary of the material terms of the Certificate of Incorporation. This summary is qualified by reference to the complete text of the Certificate of Incorporation (and its amendments), copies of which are attached as exhibits to the registration statement of which this prospectus forms a part. You are encouraged to read the Certificate of Incorporation in its entirety for a more complete description of its terms.

For purposes of the summary set forth in the following table, “ExchangeCo” means 1000045728 Ontario Inc., a corporation formed under the laws of the Province of Ontario, Canada, and an indirect, wholly owned subsidiary of Rumble; “ExchangeCo Shares” means exchangeable shares of ExchangeCo; and “CFVI Business Combination Agreement” means that certain Business Combination Agreement, dated December 1, 2021, by and between CF Acquisition Corp. VI and Rumble Inc., a corporation formed under the laws of the Province of Ontario, Canada, as amended from time to time.

Subject Matter	Certificate of Incorporation
Voting Rights	Holders of Class A Common Stock and Class C Common Stock are entitled to one vote per share on each matter properly submitted to the stockholders and holders of Class D Common Stock are entitled to 11.2663 votes for each share of Class D Common Stock, according to the Certificate of Incorporation.

Distributions and Dividends	The Certificate of Incorporation provides that, subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any other class or series of stock having a preference over or the right to participate with Class A Common Stock with respect to the payment of dividends and other distributions in cash, stock of Rumble or property of Rumble, each share of Class A Common Stock shall be entitled to receive, ratably, such dividends and other distributions as may from time to time be declared by the board of directors. Unless like dividends are declared on each other class of common stock substantially concurrently with Class C Common Stock and Class D Common Stock, dividends shall not be declared or paid on Class C Common Stock or Class D Common Stock.

Classified Board

There is a single class of directors (other than those directors elected by the holders of any series of Preferred Stock, voting separately as a series or together with one or more such series, as the case may be (such directors the “Preferred Stock Directors”)). Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding in respect of any Preferred Stock Directors, the election of directors will be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon; provided, however, that the election of one (1) director will be determined by a plurality of the votes cast in respect of Class A Common Stock by the stockholders that hold shares of Class A Common Stock (in their capacity as such) that are present in person or represented by proxy at the meeting and entitled to vote thereon (such director so elected by the holders of Class A Common Stock, in their capacity as such, the “Class A Director”).

Each director shall hold office until the next annual meeting of stockholders and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal from office.

Shareholder Action by Consent Without a Meeting

The Certificate of Incorporation provides that, at any time when the Qualified Stockholders (as defined therein) and their Permitted Transferees (as defined therein) beneficially own, in the aggregate, more than 66.666% or more of the voting power of the stock of Rumble entitled to vote generally in the election of directors (other than the Class A Director (as defined above) or any other director who is elected by a particular class or series of stock of Rumble), any action required or permitted to be taken at any annual or special meeting of stockholders of Rumble may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to Rumble in accordance with the Bylaws and applicable law.

The Certificate of Incorporation also provides that, notwithstanding the foregoing, any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a class or series or separately as a class with one or more other such series or classes, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of Preferred Stock.

Anti-Takeover Provisions	The Certificate of Incorporation also includes an opt-out of Section 203 of the DGCL.

Mandatory Redemptions

The Certificate of Incorporation provides for the mandatory redemption of a number of shares of Class C Common Stock held by a holder upon the issuance of a corresponding number of shares of Class A Common Stock to such holder in respect of ExchangeCo Shares held by such holder that are redeemed by ExchangeCo or 1000045707 Ontario Inc., as applicable, or to the extent such ExchangeCo Shares held by such holder have been forfeited pursuant to the terms of the CFVI Business Combination Agreement.

In addition, the Certificate of Incorporation provides for the mandatory redemption of (i) a number of shares of Class D Common Stock held by a Qualified Stockholder (as defined in the Certificate of Incorporation) upon the transfer (other than a “permitted transfer” or a transfer in connection with the repurchase under that certain Share Repurchase Agreement, dated December 1, 2021, by and between CF Acquisition Corp. VI and Christopher Pavlovski) by any Qualified Stockholder of a corresponding number of shares of Class A Common Stock or any ExchangeCo Shares held by such holder or in connection with the forfeiture of certain shares that have been placed in escrow and are subject to forfeiture pursuant to the terms of the CFVI Business Combination Agreement; (ii) all shares of Class D Common Stock upon the death or incapacity of Mr. Pavlovski; and (iii) a number of shares of Class D Common Stock held by a Qualified Stockholder corresponding to the number of restricted shares of Class A Common Stock issued to Mr. Pavlovski under his employment agreement as part of his initial equity award that are forfeited and cancelled in accordance with the terms thereof.

Transfer Restrictions

The Certificate of Incorporation provides that no transfer of shares of Class C Common Stock may be made unless (i) such transfer is made to a Permitted Transferee and the transferor concurrently transfers to such Permitted Transferee an equal number of ExchangeCo Shares in accordance with the terms and conditions of ExchangeCo’s governing documents, (ii) such transfer is made to Rumble in connection with the redemption provisions described above, (iii) such transfer is in connection with any pledge or other encumbrance of ExchangeCo Shares and a corresponding number of shares of Class C Common Stock pursuant to a bona fide financing transaction and a transfer of any such shares results from any foreclosure thereon, (iv) such transfer is made pursuant to any liquidation, merger, stock exchange or other similar transaction which results in all of Rumble’s stockholders exchanging or having the right to exchange their shares of common stock for cash, securities or other property, or (v) such transfer is approved by the board of directors or a duly constituted committee thereof and the transferor concurrently transfers an equal number of ExchangeCo Shares to the transferee in accordance with the terms and conditions of ExchangeCo’s governing documents.

The Certificate of Incorporation provides that no shares of Class D Common Stock may be transferred unless each of the following conditions is satisfied: (a) the transfer is made to a Qualified Class D Transferee (as defined in the Certificate of Incorporation); (b) concurrent with such transfer, the transferor must transfer to the transferee an equal number of shares of Class A Common Stock and/or ExchangeCo Shares; provided that if the transferor transfers ExchangeCo Shares in connection with this clause (b), then it must also concurrently transfer an equal number of shares of Class C Common Stock to the transferee; and (c) the transferor and the transferee each provide an undertaking in favor of Rumble that they shall ensure that the transferee remains a Qualified Class D Transferee at all times that the transferee owns any shares of Class D Common Stock. In addition, shares of Class D Common Stock may be transferred (i) pursuant to any liquidation, merger, stock exchange or other similar transaction which results in all of Rumble’s stockholders exchanging or having the right to exchange their shares of common stock for cash, securities or other property, or (ii) to Rumble in accordance with the redemption provisions described above.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Computershare Inc., a Delaware corporation, and its affiliate Computershare Trust Company, N.A., a federally chartered trust company, each having a principal office and place of business at 150 Royall Street, Canton, Massachusetts 02021.

Warrants

We are party to certain warrants to purchase shares of our Class A Common Stock, which warrants were previously issued in public offerings, private placements or forward purchase contracts. As of June 30, 2026, the number of our public warrants outstanding was 8,046,040, with a weighted-average exercise price of $11.50. Our public warrants are exercisable and will expire on September 16, 2027, or earlier upon redemption or liquidation. All of our public warrants are publicly traded on Nasdaq under the symbol “RUMBW”. The Company has also issued pre-funded warrants to purchase shares of our Class A Common Stock, with a nominal exercise price.

Listing

Our Class A Common Stock and public warrants are listed on Nasdaq under the symbols “RUM” and “RUMBW”, respectively.

DESCRIPTION OF DEPOSITARY SHARES

The following briefly summarizes the provisions of the depositary shares and depositary receipts that we may issue from time to time and which would be important to holders of depositary shares and depositary receipts, other than pricing and related terms, which will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the depositary shares or depositary receipts being offered and provide any additional provisions applicable to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement may not be complete and are subject to, and qualified in their entirety by reference to, the terms and provisions of the form of deposit agreement filed as an exhibit to the registration statement which contains this prospectus.

Depositary Shares

We may issue depositary shares evidenced by depositary receipts. Each depositary share represents a fraction or a multiple of a share of a particular series of Preferred Stock that we issue and deposit with a depositary. The fraction or the multiple of a share of Preferred Stock, which each depositary share represents, will be set forth in the applicable prospectus supplement.

We will deposit the shares of any series of our Preferred Stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company, which we will select as our preferred stock depositary. We will name the depositary in the applicable prospectus supplement. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying Preferred Stock in proportion to the applicable fraction or multiple of a share of our Preferred Stock represented by the depositary share. These rights include any applicable dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares.

Depositary Receipts

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to anyone who is buying the fractional shares of our Preferred Stock in accordance with the terms of the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue from time to time in the form of one or more series of debt securities. We may issue secured or unsecured debt securities which may be senior or subordinated and which may be convertible. The applicable prospectus supplement and/or other offering materials will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. To the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of such prospectus supplement or other offering materials will supersede the information in this prospectus. When used in this description of debt securities, unless otherwise specified or the context otherwise requires, the terms “Rumble,” the “Company,” “we,” “us” or “our” refer solely to RUM Group Inc., a Delaware corporation, and not to any of its subsidiaries.

The debt securities will be issued under one or more indentures to be entered into between us and one or more trustees at a later date, including debt securities that we may issue under one or more separate indentures to be entered into at a later date between us and a trustee to be named therein. References herein to the “indenture” and the “trustee” refer to the applicable indenture and the applicable trustee pursuant to which any particular series of debt securities is issued. The terms of any series of debt securities will be those specified in or pursuant to the applicable indenture and in the certificates evidencing that series of debt securities and those made part of the indenture by the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.” We may issue senior, subordinated and convertible debt securities under the same indenture.

The following summary of selected provisions of the indenture and the debt securities is not complete, and the summary of selected terms of a particular series of debt securities included in the applicable prospectus supplement also will not be complete. You should review the applicable form of indenture and the applicable form of certificate evidencing the debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus forms a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the indenture or the form of certificate for the debt securities, see “Where You Can Find More Information” in this prospectus. The following summary and the summary in any applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the indenture and the certificates evidencing the debt securities (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture), which provisions, including defined terms, are incorporated by reference in this prospectus.

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company and will rank junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness and will be structurally junior to all existing and future indebtedness incurred by our subsidiaries. Any debt securities designated as senior will rank equally with any of our other senior and unsubordinated debt. Any debt securities designated as subordinated will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.

General

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

●	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;

●	the date or dates on which the principal amount of the debt securities will mature;

●	if the debt securities bear interest, the rate or rates at which the debt securities bear interest, or the method for determining the interest rate, and the date or dates from which interest will accrue;

●	if the debt securities bear interest, the dates on which interest will be payable, or the method for determining such dates, and the regular record dates for interest payments;

●	the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

●	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

●	any sinking fund or other provisions that would obligate us to redeem or purchase the debt securities;

●	if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $2,000 and any $1,000 multiple in excess thereof;

●	whether the debt securities will be convertible and the terms of any conversion provisions;

●	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

●	if other than United States dollars, the currency in which the debt securities will be paid or denominated;

●	if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

●	the designation of the original currency determination agent, if any;

●	if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;

●	if other than as set forth in an indenture, the events of default and covenants with respect to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of default or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

●	if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

●	whether any of such debt securities are to be issuable upon the exercise of warrants;

●	the identity of the trustee and, if not the trustee, the identity of each security registrar, paying agent or authenticating agent with respect to such securities;

●	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

●	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

●	whether the debt securities will be secured by any collateral and, if so, the terms and conditions upon which such debt securities shall be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of the Company or any guarantor and may be released;

●	the name and location of the corporate trust office of the applicable trustee under the indenture for such series of debt securities;

●	if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;

●	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

●	whether and under what circumstances we will pay additional amounts to non-United States holders in respect of any tax assessment or governmental charge;

●	whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

●	if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

●	whether the debt securities will provide for restrictions on the Company’s ability to declare dividends or require the Company to maintain any asset ratio or to create or maintain reserves;

●	any terms relating to the modification of the debt securities or the rights of the debt security holders;

●	the forms of the debt securities; and

●	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act.

This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless otherwise indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Merger, Consolidation or Sale of Assets

Unless otherwise specified in any prospectus supplement with respect to a series of debt securities, the indenture will specify that we will be permitted to consolidate with or merge into any other entity or transfer or lease our assets substantially as an entirety to any person provided that:

●	we are the surviving person or the successor person (if other than us) is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes our obligations on the debt securities under the indenture;

●	immediately after giving effect to the transaction no event of default (as defined below), and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

●	certain other conditions are met.

Upon compliance with the provisions above, the successor person (if other than us) will succeed to and be substituted for and may exercise every right and power of us under the indenture and outstanding debt securities with the same effect as if such successor person had been the original obligor under the indenture and outstanding debt securities, and thereafter (except in the case of a lease) we will be released from all obligations and covenants under the indenture and outstanding debt securities.

These restrictions will not apply to (1) a merger solely for the purpose of reincorporating or reorganizing in another jurisdiction, or (2) any consolidation, merger, sale, transfer, lease, conveyance or other disposition of assets between or among us and our subsidiaries.

We intend to disclose any additional restrictive covenants for any issuance of series of debt securities in the applicable prospectus supplement.

Events of Default

Unless otherwise specified in any prospectus supplement with respect to a series of debt securities, the term “event of default,” with respect to any series of debt securities, means:

●	default in payment of principal of or premium, if any, on any debt security of that series when due, whether at maturity, upon acceleration of maturity or redemption, or otherwise;

●	default for 30 days in payment of interest on the debt securities of that series;

●	default in the performance or breach of any covenant or warranty of ours in the indenture (other than a covenant or warranty for which the consequences of nonperformance or breach are addressed by another event of default), which default or breach continues uncured for a period of 90 days after there has been given to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of debt securities of such series, a written notice specifying such default and stating that such notice is a notice of default under the indenture;

●	certain events of bankruptcy, insolvency or reorganization; and

●	any other event of default set forth in the applicable supplemental indenture, board resolution or officer’s certificate designating the terms of such series of debt securities.

The indenture will provide that, if any event of default with respect to a series of debt securities at the time outstanding, other than an event of default with respect to certain events of bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the then-outstanding debt securities of such series affected by the event of default, each affected series treated as a separate class, may declare the principal amount of all the debt securities of such series to be due and payable immediately. However, upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or premium, if any, or interest, if any, on the debt securities of that series and certain other specified defaults) may be waived by the holders of not less than a majority in principal amount of the debt securities of such series on behalf of the holders of all of the debt securities of that series. If an event of default arising from certain events of bankruptcy, insolvency or reorganization occurs, the principal of all debt securities of such series will become due and payable without further action or notice.

The indenture will provide that the trustee will, within 90 days after the occurrence of a default with respect to the debt securities of a series at the time outstanding, give to the holders of the outstanding debt securities of such series notice of such default if uncured or not waived. However, except in the case of default in the payment of principal of (or premium, if any) or interest on the debt securities of such series, the trustee may withhold such notice if the trustee in good faith determines that the withholding of such notice is in the interest of the holders of the outstanding debt securities of such series. Such notice shall not be given until at least 30 days after the occurrence of a default or breach with respect to outstanding debt securities of such series in the performance of a covenant or warranty in the indenture other than for the payment of the principal of or interest on the debt securities of a series. The term “default” with respect to debt securities of any series for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an event of default as described above.

The trustee will be entitled, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of the outstanding debt securities of a series before proceeding to exercise any right or power under the indenture at the request of the holders of such series of debt securities. The indenture will provide that the holders of a majority in principal amount of outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee, with respect to the debt securities of such series, provided that the trustee may decline to act if such direction is contrary to law or the indenture. The indenture will require the trustee to establish a record date for purposes of determining which holders of a series of debt securities are entitled to join in such direction.

No holder of debt securities of a series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

●	the holder has previously given to the trustee written notice of a continuing event of default regarding the debt securities of such series;

●	holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have made a written request to the trustee to institute the proceeding and the holder or holders of such series of debt securities have offered indemnity satisfactory to the trustee; and

●	the trustee has failed to institute the proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with that request, within 60 days after the notice, request and offer.

However, these limitations do not apply to a suit instituted by a holder of debt securities of a series to enforce payment of the principal of or any premium or interest on the debt securities of such series on or after the applicable due date specified in the debt securities of such series.

The indenture will contain a covenant that we will file annually with the trustee a written statement specifying whether, to the best knowledge of the signers, we are in default under the indenture. The trustee shall not be deemed to have knowledge or notice of the occurrence of any default or event of default, unless a responsible trust officer of the trustee shall have received written notice from us or a holder describing such default or event of default, and stating that such notice is a notice of default.

Defeasance

The indenture will provide that, upon satisfaction of the conditions specified in the indenture, we shall be deemed to have paid and discharged the entire indebtedness on all outstanding debt securities of a series and to have satisfied all of our other obligations under the debt securities of such series and the indenture insofar as it relates to the debt securities of such series, except that:

●	the rights of holders of the debt securities of such series to receive, solely from the funds described in the first bullet under “—Conditions to Legal Defeasance and Covenant Defeasance” below, payment of the principal of and premium and interest, if any, on the outstanding debt securities of such series when due;

●	a limited number of other provisions of the indenture, including provisions relating to transfers and exchanges of, and the maintenance of a registrar and paying agent for, the debt securities of such series and the replacement of stolen, lost or mutilated debt securities of such series; and

●	the rights, powers, trusts, duties and immunities of the trustee under the indenture, shall survive such discharge and satisfaction. We sometimes refer to this as “legal defeasance.”

Upon satisfaction of the conditions specified in the indenture, we will be released from our obligations under, and may omit to comply with, the covenants applicable to us under a series of debt securities, and the covenant described above under the heading “Merger, Consolidation or Sale of Assets” and the failure to comply with any such covenants shall not constitute a default or event of default with respect to debt securities of such series. We sometimes refer to this as “covenant defeasance.”

Conditions to Legal Defeasance and Covenant Defeasance. In order to effect legal defeasance or covenant defeasance of debt securities of a series, we must, among other things:

●	irrevocably deposit or cause to be deposited with the trustee (or another qualifying trustee) money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide, in the opinion of a nationally recognized independent registered public accounting firm, an amount sufficient to pay and discharge the principal of, and any premium and interest on, the outstanding debt securities of such series on the dates those payments are due (including any redemption date);

●	in the case of legal defeasance, deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such legal defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance had not occurred; and

●	in the case of covenant defeasance, deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

In the event we exercise our option to effect covenant defeasance with respect to debt securities of a series and the debt securities of such series are declared due and payable because of the occurrence of an event of default (including an event of default due to our failure to comply with any covenant that remains in effect following such covenant defeasance), the amount of money and/or U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of such series on the dates those payments are due (including a redemption date), but may not be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from the event of default. However, we shall remain liable for those payments.

When we use the term “U.S. government obligations,” we mean:

●	securities which are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which in the case of (a) and (b) are not callable or redeemable at the option of the issuer thereof; and

●	depositary receipts issued by a bank or trust company as custodian with respect to any such U.S. government obligations or a specific payment of interest on, or principal of or other amount payable with respect to, such U.S. government obligations held by such custodian for the account of the holder of a depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. government obligation or the specific payment of interest on or principal of or other amount payable with respect to the U.S. government obligation evidenced by such depositary receipt.

Satisfaction and Discharge

The indenture will provide that it will cease to be of any further effect with respect to a series of debt securities if:

●	all outstanding debt securities of such series (subject to certain exceptions) have been delivered to the trustee for cancellation; or

●	all outstanding debt securities of such series not previously delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, have been called for redemption or are to be called for redemption within one year, and we have irrevocably deposited or have caused to be deposited with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide an amount sufficient to pay and discharge the entire indebtedness of the outstanding debt securities of such series for principal of, and any premium and interest on the outstanding debt securities of such series to the date of such deposit (in the case of debt securities of such series which have become due and payable) or to the stated maturity date or redemption date of the debt securities of such series, as the case may be, and, in either case, we also pay or cause to be paid all other sums payable under the indenture by us with respect to the debt securities of such series and satisfy certain other conditions specified in the indenture. We sometimes refer to this as “satisfaction and discharge.”

Notwithstanding the satisfaction and discharge of the indenture with respect to a series of debt securities, a limited number of provisions of the indenture shall remain in effect, including provisions relating to transfers and exchanges of, and the maintenance of a registrar and paying agent for, the debt securities of such series and the replacement of stolen, lost or mutilated debt securities of such series.

Modification of the Indenture and Waiver of Covenants

We and the trustee may make certain modifications and amendments to the indenture or the debt securities of a series, without the consent of any holder of any such series of debt securities, including to add covenants and events of default, to cure any ambiguity, omission, mistake, defect, error or inconsistency in the indenture, to conform the indenture or the debt securities of such series to the description thereof contained in the applicable prospectus supplement and this prospectus, to make provisions with respect to other matters and issues arising under the indenture, to reduce the minimum denomination of any series of debt securities, to change the CUSIP or other identifying number of any series of debt securities, to make provisions necessary for the issuance of additional securities of a series upon a reopening of such series, to make any amendments relating to the transfer and legending of a series of debt securities not prohibited by the indenture and to comply with the rules and procedures of any applicable depositary, provided that any such provision does not adversely affect the rights of the holders of the debt securities of such series.

Subject to the immediately preceding paragraph, the indenture will contain provisions permitting us and the trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of a series, to enter into supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture affecting the debt securities of such series or modifying the rights of the holders of outstanding debt securities of such series, except that no such supplemental indenture may, without the consent of the holder of each outstanding debt security of such series, (a) change the stated maturity of the principal of, or any premium or installment of interest on, any debt securities of such series, (b) reduce the principal amount of, or the rate of payment of interest on, any series of debt securities or any premium payable upon redemption of any debt securities of such series or otherwise, (c) reduce the percentage in principal amount of the outstanding debt securities of such series the consent of the holders of which is required for any such supplemental indenture or for waiver of compliance with certain provisions of the indenture or certain defaults thereunder, (d) modify any provision of the indenture dealing with modification and waiver of the indenture with respect to the debt securities of such series, except to increase any applicable percentage of holders of debt securities of such series required for modification or to provide that provisions may not be modified or waived except with the consent of each holder of debt securities of such series or (e) effect certain other changes. The indenture will also permit us to omit compliance with certain covenants in the indenture with respect to debt securities of a series upon waiver by the holders of not less than a majority in principal amount of the outstanding debt securities of such series.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of shares of our Class A Common Stock, shares of our Preferred Stock, depositary shares, debt securities, or any combination thereof. Warrants may be issued independently or together with our Class A Common Stock, Preferred Stock, depositary shares or debt securities and may be attached to or separate from any offered securities. Each series of warrants may be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent, as applicable, will act solely as our agent in connection with the warrants. The warrant agent, as applicable, will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase shares of our Class A Common Stock or Preferred Stock or depositary shares, will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of warrants;

●	the designation and terms of the Class A Common Stock, Preferred Stock or depositary shares that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares of our Class A Common Stock or Preferred Stock or depositary shares that may be purchased upon exercise of a warrant and the exercise price for the warrants;

●	the dates on which the right to exercise the warrants shall commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the antidilution provisions of the warrants, if any;

●	the redemption or call provisions, if any, applicable to the warrants;

●	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

●	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

●	holders of equity warrants will not be entitled:

o	to vote, consent, or receive dividends;

o	to receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

o	to exercise any rights as stockholders.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

●	the title of the debt warrants;

●	the offering price for the debt warrants, if any;

●	the aggregate number of the debt warrants;

●	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

●	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the debt warrants, which may be payable in cash, securities or other property;

●	the dates on which the right to exercise the debt warrants will commence and expire;

●	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

●	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

●	information with respect to book-entry procedures, if any;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the antidilution provisions of the debt warrants, if any;

●	the redemption or call provisions, if any, applicable to the debt warrants;

●	any provisions with respect to the holder’s right to require us to repurchase the debt warrants upon a change in control or similar event; and

●	any additional terms of the debt warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal of, or any premium, if any, or interest on, the debt securities purchasable upon exercise.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase shares of our Class A Common Stock, shares of our Preferred Stock, depositary shares or debt securities. These subscription rights may be offered independently or together with any other securities offered hereby and may or may not be transferable by the stockholders receiving the subscription rights in such offering. In connection with any offering of subscription rights, we or the selling stockholders may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we or the selling stockholders offer will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for our Class A Common Stock, Preferred Stock, depositary shares or debt securities upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each stockholder;

●	the number and terms of our Class A Common Stock, Preferred Stock, depositary shares or debt securities which may be purchased for each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us or the selling stockholders in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we or the selling stockholders offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we or the selling stockholders offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units consisting of some or all of our securities described above, in any combination, including shares of our Class A Common Stock, shares of our Preferred Stock, depositary shares, debt securities and/or warrants. The terms of these units will be set forth in a prospectus supplement. However, the description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

LEGAL MATTERS

Willkie Farr & Gallagher LLP will issue an opinion about certain legal matters with respect to the securities. Any underwriters or agents will be advised about legal matters relating to any offering by their own counsel.

EXPERTS

The consolidated financial statements of RUM Group Inc. (formerly known as Rumble Inc.) as of December 31, 2025 and 2024, and for the years then ended, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2025, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of Northern Data as of and for the years ended December 31, 2025 and 2024, incorporated in this prospectus by reference and included in the Form S-4, have been so included in reliance on the report of Liebhart & Kollegen Wirtschaftsprüfer Steuerberater, Northern Data’s independent auditor, given on the authority of said firm as experts in auditing and accounting. Liebhart & Kollegen Wirtschaftsprüfer Steuerberater is a member of the Chamber of Public Accountants (Wirtschaftsprüferkammer), Berlin, Germany.

Class A Common Stock
Preferred Stock
Depositary Shares

Debt Securities
Warrants

Subscription Rights
Units

PROSPECTUS

November 12, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered hereby. Each item listed is estimated, except for the SEC registration fee and FINRA filing fee.

Item		Amount to be Paid
SEC registration fee	$	*
FINRA filing fee		**
Printing and engraving		**
Legal fees and expenses		**
Accounting fees and expenses		**
Transfer agent and registrar fees and expenses		**
Miscellaneous expenses		**
Total	$	*

*	Deferred in accordance with Rule 456(b) and Rule 457(r) under the Securities Act. The Company intends to carry forward the filing fee of $45,930 associated with the Prior Registration Statement with respect to any unsold securities thereunder.
**	Estimated fees and expenses are not presently known and will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law (as amended, the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the DGCL, the registrant’s Certificate of Incorporation contains provisions that eliminate the personal liability of its directors and officers for monetary damages for any breach of fiduciary duties as a director or officer, as applicable, to the fullest extent permitted by law as the same exists or as may be amended.

As permitted by the DGCL, the registrant’s Bylaws provide that:

●	the registrant is required to indemnify its directors and officers to the fullest extent permitted by the DGCL, subject to limited exceptions,

●	the registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

●	the registrant may indemnify its other employees and agents, to the extent authorized from time to time by its board of directors and to the fullest extent of the provisions of Article V of the Bylaws with respect to the indemnification and advancement of expenses of directors and officers; and

●	the rights conferred in the Bylaws are not exclusive.

The registrant has entered into indemnification agreements with each of its directors to provide these directors additional contractual assurances regarding the scope of the indemnification set forth in the registrant’s Certificate of Incorporation and Bylaws and to provide additional procedural protections. The indemnification provisions in the registrant’s Certificate of Incorporation, Bylaws and the indemnification agreements entered into or to be entered into between the registrant and each of its directors may be sufficiently broad to permit indemnification of the registrant’s directors and officers for liabilities arising under the Securities Act.

The Bylaws allow the registrant to purchase and maintain insurance (or be named on the insurance policy of any affiliate), at its expense, to protect the registrant and any director, officer, employee or agent of the registrant or another corporation, partnership, joint venture, trust or other enterprise, as the board of directors of the registrant shall determine in its sole discretion, against any expense, liability or loss, whether or not the registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL. The registrant currently carries liability insurance for its directors and officers.

Item 16. Exhibits

The exhibits listed below are filed (except where otherwise indicated) as part of this registration statement.

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
2.1†	Business Combination Agreement, dated as of December 1, 2021, by and between CF Acquisition Corp. VI and Rumble Inc. (incorporated by reference to Annex A to the Proxy Statement/Prospectus filed on August 12, 2022).
2.2†	Amendment to Business Combination Agreement, dated as of August 24, 2022, by and between CF Acquisition Corp. VI and Rumble Inc. (incorporated by reference to Exhibit 2.1 to CF Acquisition Corp. VI’s Current Report on Form 8-K filed on August 24, 2022).
2.3	Plan of Arrangement, dated as of September 16, 2022 (incorporated by reference to Exhibit 2.3 to the Company’s Current Report on Form 8-K filed on September 22, 2022).
2.4	Business Combination Agreement, dated as of November 10, 2025, by and between Rumble Inc. and Northern Data AG (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 10, 2025).
3.1	Second Amended and Restated Certificate of Incorporation, dated as of March 30, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed on March 27, 2024).
3.2	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation, dated as of June 14, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 18, 2024).
3.3	Certificate of Second Amendment of Second Amended and Restated Certificate of Incorporation of Rumble Inc., dated as of June 15, 2026 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 17, 2026).
3.4	Certificate of Third Amendment of Second Amended and Restated Certificate of Incorporation of Rumble Inc., dated as of June 17, 2026 and effective as of July 18, 2026 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 18, 2026).
3.5	Amended and Restated Bylaws of Rumble Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on September 22, 2022).
4.1	Warrant Agreement, dated as of February 18, 2021, by and between Continental Stock Transfer & Trust Company, as warrant agent and CF Acquisition Corp. VI (incorporated by reference to Exhibit 4.1 to CF Acquisition Corp. VI’s Current Report on Form 8-K filed on February 24, 2021).
4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to CF Acquisition Corp. VI’s Registration Statement on Form S-1/A filed on February 3, 2021).
4.3	Warrant Assignment, Assumption and Amendment Agreement, dated as of September 16, 2022, by and among the Company, Computershare Inc., Computershare Trust Company, N.A., and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on September 22, 2022).
4.4	Description of Securities (incorporated by reference to Exhibit 4.4 to the Company’s Annual Report on Form 10-K filed on March 30, 2023).
4.5	Amended and Restated Registration Rights Agreement, dated as of June 17, 2026, by and between Rumble Inc. and Tether Investments, S.A. de C.V. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 17, 2026).
4.6	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 17, 2026).
4.7	Form of Indenture.
4.8*	Form of Certificate of Designations of Preferred Stock.
4.9*	Form of Preferred Stock Certificate.
4.10*	Form of Deposit Agreement and Depositary Receipt.
4.11*	Form of Debt Security.
4.12*	Form of Warrant.
4.13*	Form of Warrant Agreement.
4.14*	Form of Subscription Rights Certificate.
4.15*	Form of Subscription Rights Agreement.
4.16*	Form of Unit.
4.17*	Form of Unit Agreement.
5.1	Legal Opinion of Willkie Farr & Gallagher LLP.
23.1	Consent of Baker Tilly US, LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Liebhart & Kollegen Wirtschaftsprüfer Steuerberater, Independent Registered Public Accounting Firm.
23.3	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page hereto).
25.1**	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939, as amended.
107	Calculation of Filing Fee Tables.

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and Rule 5b-3 thereunder.
†	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601. The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) [Reserved.]

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(9) If and when applicable, the registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Longboat Key, State of Florida, on the 12th day of November, 2026.

RUM GROUP INC.

By:	/s/ Michael Masci
	Name:	Michael Masci
	Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Chris Pavlovski, Michael Masci, Maurice Edelson and Sergey Milyukov, and each of them, as his or her true and lawful attorneys-in-fact, proxies and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxies and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chris Pavlovski	Chief Executive Officer and Chairman, Director
Chris Pavlovski	(Principal Executive Officer)	November 12, 2026

/s/ Michael Masci	Chief Financial Officer
Michael Masci	(Principal Financial and Accounting Officer)	November 12, 2026

/s/ Ryan Milnes
Ryan Milnes	Director	November 12, 2026

/s/ Katie Biber
Katie Biber	Director	November 12, 2026

/s/ Philip Evershed
Philip Evershed	Director	November 12, 2026

/s/ Jerry Naumoff
Jerry Naumoff	Director	November 12, 2026